Exhibit 107
Calculation of Filing Fee Table
FORM S-8
(Form Type)
Labcorp Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee

Equity	Labcorp Holdings Inc. Amended and Restated 2016 Employee Stock Purchase Plan (Common Stock, par value $0.10 per share)	457(c) and 457(h)	9,044,725	$210.42	$1,903,191,034.50	$0.0001476	$280,911.00
Equity	Labcorp Holdings Inc. Amended and Restated 2016 Omnibus Incentive Plan (Common Stock, par value $0.10 per share)	457(c) and 457(h)	447,462	$210.42	$94,154,954.04	$0.0001476	$13,897.27

Total Offering Amounts			9,492,187		$1,997,345,988.54		$294,808.27

Total Fee Offsets							—

Net Fee Due							$294,808.27

(1)	Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(c) under the Securities Act, this price is calculated based on the average of the high and low of the common stock, par value $0.10 per share, of Labcorp Holdings Inc. (previously listed under Laboratory Corporation of America Holdings) (“Common Stock”) as reported on the New York Stock Exchange on May 14, 2024, within five business days prior to filing.

(2)
This registration statement covers a total of 9,492,187 shares of Common Stock reserved for issuance under the Labcorp Holdings Inc. Amended and Restated 2016 Employee Stock Purchase Plan (the “ESPP”) and the Labcorp Holdings Inc. Amended and Restated 2016 Omnibus Incentive Plan (the “Incentive Plan” and together with the ESPP, the “Plans”). Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares of Common Stock which may be offered and issued under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.